EXHIBIT 10-H-3

                        SANDERSON FARMS, INC.
                         Bonus Award Program
                        as of November 1, 1993



                             I.  PURPOSE

   The Board of Directors of Sanderson Farms, Inc. has determined that in addition to the Company's existing competitive and equitable total compensation package, it is desirable to maintain a bonus award program for its salaried employees. The purposes for such a program include:

   A.   To encourage excellence and high levels of performance.

   B. To recognize the contributions of the salaried employees to the overall profitability of the Company.

   C. To encourage all employees from every division in the Company to cooperate, share information and work together as a team for the overall benefit of the Company and its shareholders.

                        SANDERSON FARMS, INC.
                         Bonus Award Program
                       as of  November 1, 1993


                 II.  PARTICIPATION AND MAXIMUM AWARD

   The Executive Committee of Sanderson Farms, Inc. will select and recognize personnel eligible to participate in the bonus award program, and reserves the right to review and change the class of eligible employees at any time. Those now designated include:

   A. Salaried personnel within the corporate structure of Sanderson Farms, Inc., Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division).

   B. All salaried management and accounting trainees within the corporate structure.

     The maximum bonus award achievable will be 25% of the employee's base salary.
                        SANDERSON FARMS, INC.
                         Bonus Award Program
                        as of November 1, 1993


                          III.  ELIGIBILITY

                              EMPLOYMENT

     Except in the case of death, disability or retirement, as set forth below, employees must be employed in a designated position on October 31 of the applicable fiscal year to be eligible to participate in the bonus award program.

                         PARTICIPATION LEVEL

     If a person becomes an employee in a designated position during the year and is employed in a designated position on October 31, the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used in calculating the amount of such employee's bonus award. Base salary for this purpose shall include regular compensation only, and shall not include bonus award payments and any other miscellaneous payments that might be treated as income to the employee.

                   DEATH, DISABILITY AND RETIREMENT

     If an eligible employee terminates employment with the Company during the fiscal year before October 31 as a result of death, disability or retirement, such employee will be eligible to participate in the Bonus Award Program notwithstanding the fact that the employee is not employed on October 31, and the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used to calculate the amount of such employee's bonus award.

                     EXTRAORDINARY CIRCUMSTANCES

     Extraordinary circumstances will be subject to review by the Executive Committee.

                        SANDERSON FARMS, INC.
                         Bonus Award Program
                        as of November 1, 1993


               IV.  DETERMINATION OF AWARD AND PAYMENT

     Bonus award programs for many corporations focus in some form or another on the real dollar profits earned by the corporation within a given timeframe. This method of determining bonuses to be paid to employees recognizes that bonuses should be paid to employees only after a fair and equitable return has been earned for the shareholders who own the company.

     In recognition of the fact that one of our primary obligations as employees of this Company is to our shareholders, the Executive Committee and the Board of Directors have determined that net profits made by the consolidated corporations [Sanderson Farms, Inc., Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division)] on a per share basis for the period November 1 through October 31 of each year will be the basis for bonus awards. The cost of the bonus awards program will be included in the operating cost of the corporations in determining the actual annual per share net income.

     The audited annual financial statements, on a consolidated basis, of Sanderson Farms, Inc. will be the measuring tool for the bonus award program. The annual bonus award will be paid to participants in the bonus award program after the outside auditors have completed their annual audit of the corporations, which is usually approximately two (2) months after the end of the fiscal year.

                        SANDERSON FARMS, INC.
                         Bonus Award Program
                        as of November 1, 1993


     V.  OBJECTIVES AND FORMULAS FOR DETERMINATION OF
                    THE BONUS AWARD

     The net income per share objective and the corresponding bonus award percentage will be determined by the Executive Committee of Sanderson Farms, Inc. on an annual basis.

     The objectives and award percentages for fiscal 1995 (November 1, 1994 through October 31, 1995) are as follows:

 RANK                PER SHARE RETURN*      AWARD PERCENTAGE
Best (1st)                    $3.5012             25.000%
        2nd                   $3.4293             23.887%
        3rd                   $3.3482             22.776%
        4th                   $3.2672             21.665%
        5th                   $3.1862             20.554%
        6th                   $3.1052             19.443%
        7th                   $3.0241             18.332%
        8th                   $2.9431             17.221%
        9th                   $2.8621             16.110%
     10th                     $2.7811             14.999%
     11th                     $2.7000             13.888%
     12th                     $2.6190             12.777%
     13th                     $2.5380             11.666%
     14th                     $2.4570             10.555%
     15th                     $2.3759             9.444%
     16th                     $2.2949             8.333%
     17th                     $2.2139             7.222%
     18th                     $2.1329             6.111%
     19th                     $2.0518             5.000%
     20th                     BELOW               ZERO (0)



*Net of bonus.
     The following formula will be utilized to determine the exact dollar amount of a participant's bonus award.
             A =  Gross Award
             S =  Base Salary (excluding bonus award
                  payments and other items of miscellaneous income) of the Participant during that portion of the year in which he or she was employed in a designated position.
             P =  Percentage of Award Earned


             FORMULA
             S X P = A
             EXAMPLE

             A =  Gross Award
             S = Base Salary paid to the eligible employee during the year of $30,780
             P =  Percentage of Award 10th Place = 14.999%


             $30,780 x 14.999% = $4,616.69


                       SANDERSON FARMS, INC.
                        Bonus Award Program
                        as of November 1, 1993

                           VI.  PARAMETERS

     This bonus award program has been designed to encourage teamwork and cooperation among all of the divisions of Sanderson Farms, and to ensure that Sanderson Farms is consistently among the leaders in profitability in the broiler and prepared foods industry. The program is also designed to pay a bonus to employees only after the Company has returned to its shareholders a fair and equitable return.

     1. In the event of extraordinary operating conditions that were unforeseen when setting the objectives and percentages in this bonus award program, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

     2. In the event of possible reporting errors affecting the ranking, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

     3. In the event changes in laws or accounting procedures affect the ranking, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.